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                                                                    EXHIBIT 23.1

                       [LETTERHEAD OF COOPERS & LYBRAND]


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Form 8-K/A of our report dated May 14, 1996, on our audit of the combined financial statements of Chadwick's Inc., as of January 28, 1995 and January 27, 1996, and for each of the three fiscal years in the period ended January 27, 1996, appearing in the registration statement on Form S-1 (File No. 33-86154) of Brylane Inc., filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933.

                                                 /s/ Coopers & Lybrand L.L.P.

Boston, Massachusetts
February 20, 1997